Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS SECOND QUARTER 2021 RESULTS; RAISES FULL YEAR GUIDANCE

DOWNERS GROVE, Ill., July 20, 2021 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2021.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share data)	2021	2020	% Change	2021	2020	% Change
U.S. GAAP
Revenue	$2,032	$1,499	36%	$3,900	$3,155	24%
Net earnings [1]	265	125	112%	497	301	65%
Diluted EPS	1.82	0.86	112%	3.43	2.07	66%

Non-GAAP
Organic revenue change			30%			19%
Adjusted net earnings [2]	299	164	82%	562	368	53%
Adjusted diluted EPS	2.06	1.13	82%	3.87	2.53	53%

1 Q2 2021 and 2020 net earnings include rightsizing and other costs of $8.2 million and $13.4 million, respectively. Q2 2020 also includes a $0.6 million expense related to the sale of AMS Chino. Year-to-date 2021 and 2020 net earnings include rightsizing and other costs of $11.3 million and $19.6 million, respectively. Year-to-date 2020 also includes a $4.4 million non-cash gain on the sale of AMS Chino.

2 Q2 2021 and 2020 adjusted net earnings exclude after tax acquisition-related amortization costs of $26.6 million and $25.7 million, respectively, and rightsizing and other costs of $8.2 million and $13.4 million, respectively. Q2 2020 also excludes a $0.6 million expense related to the sale of AMS Chino. Year-to-date 2021 and 2020 adjusted net earnings exclude acquisition-related amortization costs of $53.4 million and $51.3 million, respectively, and rightsizing and other costs of $11.3 million and $19.6 million, respectively. Year-to-date 2020 also excludes a $4.4 million non-cash gain on the sale of AMS Chino.

For the quarter ended June 30, 2021, Dover generated revenue of $2.0 billion, an increase of 36% (+30% organic) compared to the second quarter of the prior year. GAAP net earnings of $265 million increased 112%, and GAAP diluted EPS of $1.82 was also up 112%. On an adjusted basis, net earnings of $299 million increased 82% and adjusted diluted EPS of $2.06 was also up 82% versus the comparable quarter of the prior year.

For the six months ended June 30, 2021, Dover generated revenue of $3.9 billion, an increase of 24% (+19% organic) compared to the first six months of the prior year. GAAP net earnings of $497 million increased by 65%, and GAAP diluted EPS of $3.43 was up 66% year-over-year. On an adjusted basis, net earnings of $562 million increased 53%, and adjusted diluted EPS of $3.87 was also up 53% versus the comparable period of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “We performed well again this quarter as new order activity remained strong and margin improvement continued its solid trajectory across all segments. Our portfolio is performing above pre-pandemic levels in terms of revenue and margin, and our record-high backlog provides visibility into the second half of the year, and in some of our businesses into 2022.

“During the quarter we saw top-line growth across all of our segments, with the largest contributions to the year-over-year increase from pumps and process solutions, fueling solutions, food retail, marking & coding and automotive aftermarket businesses. We are encouraged by the demand growth in compressor components, foodservice, and textile printing, and we expect continued recovery in these markets over the balance of the year.

“Our teams have done a commendable job in the first half navigating logistics bottlenecks, component and labor shortages, and cost inflation to meet end market demand and drive solid margin conversion. Our forecast for the balance of the year reflects the expectation that logistics constraints and input cost inflation will neither deteriorate nor improve materially. Despite this dynamic, we believe that our localized manufacturing and sourcing strategy and diverse business mix give us distinct advantages to win in the current demand environment.

“We also have continued to invest organically in capacity expansions in our high-growth businesses and productivity improvements across our portfolio. Our center-led initiatives are continuing to drive cost synergies across our portfolio companies allowing them to concentrate on winning in the marketplace and driving growth. Acquisition activity remains robust and we recently acquired three attractive bolt-on businesses in single-use pumps, brand protection software and IoT dispensing solutions.

“As we look toward the second half of the year, our robust backlog levels and sustained strong bookings pace give us confidence in our durable top-line trajectory. We also remain confident in our ability to execute operationally to drive portfolio profitability. As a result, we are raising our full year revenue and EPS guidance.”

FULL YEAR 2021 GUIDANCE UPDATE:

Guidance for full year 2021 revenue growth was raised to 15% to 17%. EPS guidance for full year 2021 was raised to $6.45 to $6.55 ($7.30 to $7.40 on an adjusted basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its second quarter and year-to-date 2021 results as well as updated 2021 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, July 20, 2021. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2021

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$2,031,676	$1,499,175	$3,899,577	$3,155,114
Cost of goods and services	1,259,504	947,577	2,405,857	1,991,273
Gross profit	772,172	551,598	1,493,720	1,163,841
Selling, general, and administrative expenses	428,042	366,740	837,040	753,681
Operating earnings	344,130	184,858	656,680	410,160
Interest expense	26,661	28,711	53,484	55,979
Interest income	(942)	(728)	(1,622)	(1,911)
Gain on sale of a business	—	781	—	(5,770)
Other income, net	(4,933)	(735)	(7,776)	(8,467)
Earnings before provision for income taxes	323,344	156,829	612,594	370,329
Provision for income taxes	58,836	32,063	115,317	69,284
Net earnings	$264,508	$124,766	$497,277	$301,045

Net earnings per share:
Basic	$1.84	$0.87	$3.46	$2.09
Diluted	$1.82	$0.86	$3.43	$2.07
Weighted average shares outstanding:
Basic	143,941	143,955	143,854	144,107
Diluted	145,118	144,995	145,040	145,359

Dividends paid per common share	$0.495	$0.49	$0.99	$0.98

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
REVENUE
Engineered Products	$428,127	$442,091	$870,218	$408,160	$342,380	$750,540	$386,562	$394,175	$1,531,277
Fueling Solutions	389,678	437,042	826,720	359,982	326,495	686,477	380,511	409,294	1,476,282
Imaging & Identification	284,328	294,076	578,404	256,765	227,977	484,742	265,690	287,746	1,038,178
Pumps & Process Solutions	394,377	428,701	823,078	319,536	309,095	628,631	347,875	347,497	1,324,003
Refrigeration & Food Equipment	372,077	430,506	802,583	311,913	293,527	605,440	368,395	342,255	1,316,090
Intra-segment eliminations	(686)	(740)	(1,426)	(417)	(299)	(716)	(777)	(577)	(2,070)
Total consolidated revenue	$1,867,901	$2,031,676	$3,899,577	$1,655,939	$1,499,175	$3,155,114	$1,748,256	$1,780,390	$6,683,760

NET EARNINGS
Segment Earnings:
Engineered Products	$68,779	$62,720	$131,499	$69,094	$47,702	$116,796	$64,890	$56,481	$238,167
Fueling Solutions	66,480	78,755	145,235	53,498	47,214	100,712	66,601	69,661	236,974
Imaging & Identification	56,992	60,747	117,739	51,482	38,046	89,528	51,928	52,017	193,473
Pumps & Process Solutions	123,645	138,632	262,277	66,079	67,702	133,781	89,786	81,709	305,276
Refrigeration & Food Equipment [1]	38,117	48,971	87,088	23,529	11,459	34,988	40,159	27,725	102,872
Total segment earnings (EBIT)	354,013	389,825	743,838	263,682	212,123	475,805	313,364	287,593	1,076,762
Corporate expense / other	38,620	40,762	79,382	24,097	27,311	51,408	35,603	39,651	126,662
Interest expense	26,823	26,661	53,484	27,268	28,711	55,979	27,724	28,234	111,937
Interest income	(680)	(942)	(1,622)	(1,183)	(728)	(1,911)	(960)	(700)	(3,571)
Earnings before provision for income taxes	289,250	323,344	612,594	213,500	156,829	370,329	250,997	220,408	841,734
Provision for income taxes	56,481	58,836	115,317	37,221	32,063	69,284	50,697	38,302	158,283
Net earnings	$232,769	$264,508	$497,277	$176,279	$124,766	$301,045	$200,300	$182,106	$683,451

SEGMENT MARGIN
Engineered Products	16.1%	14.2%	15.1%	16.9%	13.9%	15.6%	16.8%	14.3%	15.6%
Fueling Solutions	17.1%	18.0%	17.6%	14.9%	14.5%	14.7%	17.5%	17.0%	16.1%
Imaging & Identification	20.0%	20.7%	20.4%	20.1%	16.7%	18.5%	19.5%	18.1%	18.6%
Pumps & Process Solutions	31.4%	32.3%	31.9%	20.7%	21.9%	21.3%	25.8%	23.5%	23.1%
Refrigeration & Food Equipment [1]	10.2%	11.4%	10.9%	7.5%	3.9%	5.8%	10.9%	8.1%	7.8%
Total segment operating margin	19.0%	19.2%	19.1%	15.9%	14.1%	15.1%	17.9%	16.2%	16.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$14,047	$11,981	$26,028	$10,122	$9,722	$19,844	$10,717	$12,042	$42,603
Fueling Solutions	19,269	19,475	38,744	18,339	17,968	36,307	18,014	18,482	72,803
Imaging & Identification	9,593	9,294	18,887	8,769	9,224	17,993	9,809	10,576	38,378
Pumps & Process Solutions	16,926	16,866	33,792	18,336	17,572	35,908	17,206	19,077	72,191
Refrigeration & Food Equipment	12,096	12,077	24,173	11,548	11,421	22,969	12,081	11,491	46,541
Corporate	1,875	1,826	3,701	1,638	1,696	3,334	1,662	1,539	6,535
Total depreciation and amortization expense	$73,806	$71,519	$145,325	$68,752	$67,603	$136,355	$69,489	$73,207	$279,051

1 Q1, Q2, Q3, and FY 2020 include a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain, respectively, on the sale of the Chino, California branch of The AMS Group ("AMS Chino"). Q2 and FY 2020 also include a $3,640 write-off of assets.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
Net earnings per share:
Basic	$1.62	$1.84	$3.46	$1.22	$0.87	$2.09	$1.39	$1.27	$4.74
Diluted	$1.61	$1.82	$3.43	$1.21	$0.86	$2.07	$1.38	$1.25	$4.70

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$232,769	$264,508	$497,277	$176,279	$124,766	$301,045	$200,300	$182,106	$683,451

Weighted average shares outstanding:
Basic	143,765	143,941	143,854	144,259	143,955	144,107	144,032	143,954	144,050
Diluted	144,938	145,118	145,040	145,782	144,995	145,359	145,289	145,355	145,393

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
Adjusted net earnings:
Net earnings	$232,769	$264,508	$497,277	$176,279	$124,766	$301,045	$200,300	$182,106	$683,451
Acquisition-related amortization, pre-tax [1]	35,516	35,162	70,678	34,062	34,101	68,163	35,325	35,027	138,515
Acquisition-related amortization, tax impact [2]	(8,720)	(8,571)	(17,291)	(8,411)	(8,451)	(16,862)	(8,810)	(8,695)	(34,367)
Rightsizing and other costs, pre-tax [3]	4,162	10,779	14,941	7,859	16,840	24,699	5,848	20,925	51,472
Rightsizing and other costs, tax impact [2]	(1,031)	(2,597)	(3,628)	(1,605)	(3,452)	(5,057)	(1,343)	(4,402)	(10,802)
(Gain) loss on disposition, pre-tax [4]	—	—	—	(6,551)	781	(5,770)	557	—	(5,213)
(Gain) loss on disposition, tax-impact [2]	—	—	—	1,592	(190)	1,402	(135)	—	1,267
Adjusted net earnings	$262,696	$299,281	$561,977	$203,225	$164,395	$367,620	$231,742	$224,961	$824,323

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.61	$1.82	$3.43	$1.21	$0.86	$2.07	$1.38	$1.25	$4.70
Acquisition-related amortization, pre-tax [1]	0.25	0.24	0.49	0.23	0.24	0.47	0.24	0.24	0.95
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.12)	(0.06)	(0.06)	(0.12)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs, pre-tax [3]	0.03	0.07	0.10	0.05	0.12	0.17	0.04	0.14	0.35
Rightsizing and other costs, tax impact [2]	(0.01)	(0.02)	(0.03)	(0.01)	(0.02)	(0.03)	(0.01)	(0.03)	(0.07)
(Gain) loss on disposition, pre-tax [4]	—	—	—	(0.04)	—	(0.04)	—	—	(0.03)
(Gain) loss on disposition, tax-impact [2]	—	—	—	0.01	—	0.01	—	—	0.01
Adjusted diluted net earnings per share	$1.81	$2.06	$3.87	$1.39	$1.13	$2.53	$1.60	$1.55	$5.67

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other asset charges.
[4] Represents a (gain) loss on the disposition of AMS Chino within the Refrigeration & Food Equipment segment, including working capital adjustments.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$68,779	$62,720	$131,499	$69,094	$47,702	$116,796	$64,890	$56,481	$238,167
Rightsizing and other costs	4,019	4,654	8,673	361	4,169	4,530	2,375	4,625	11,530
Adjusted EBIT - Segment	72,798	67,374	140,172	69,455	51,871	121,326	67,265	61,106	249,697
Adjusted EBIT %	17.0%	15.2%	16.1%	17.0%	15.2%	16.2%	17.4%	15.5%	16.3%
Adjusted D&A [1]	10,594	9,695	20,289	10,122	9,722	19,844	10,651	10,193	40,688
Adjusted EBITDA - Segment	$83,392	$77,069	$160,461	$79,577	$61,593	$141,170	$77,916	$71,299	$290,385
Adjusted EBITDA %	19.5%	17.4%	18.4%	19.5%	18.0%	18.8%	20.2%	18.1%	19.0%
Fueling Solutions:
Segment earnings (EBIT)	$66,480	$78,755	$145,235	$53,498	$47,214	$100,712	$66,601	$69,661	$236,974
Rightsizing and other costs	58	1,657	1,715	1,493	868	2,361	1,615	2,727	6,703
Adjusted EBIT - Segment	66,538	80,412	146,950	54,991	48,082	103,073	68,216	72,388	243,677
Adjusted EBIT %	17.1%	18.4%	17.8%	15.3%	14.7%	15.0%	17.9%	17.7%	16.5%
Adjusted D&A [1]	19,180	19,475	38,655	18,339	17,783	36,122	18,014	18,225	72,361
Adjusted EBITDA - Segment	$85,718	$99,887	$185,605	$73,330	$65,865	$139,195	$86,230	$90,613	$316,038
Adjusted EBITDA %	22.0%	22.9%	22.5%	20.4%	20.2%	20.3%	22.7%	22.1%	21.4%
Imaging & Identification:
Segment earnings (EBIT)	$56,992	$60,747	$117,739	$51,482	$38,046	$89,528	$51,928	$52,017	$193,473
Rightsizing and other costs	682	178	860	264	(527)	(263)	99	6,191	6,027
Adjusted EBIT - Segment	57,674	60,925	118,599	51,746	37,519	89,265	52,027	58,208	199,500
Adjusted EBIT %	20.3%	20.7%	20.5%	20.2%	16.5%	18.4%	19.6%	20.2%	19.2%
Adjusted D&A [1]	9,218	9,184	18,402	8,769	9,224	17,993	9,809	10,201	38,003
Adjusted EBITDA - Segment	$66,892	$70,109	$137,001	$60,515	$46,743	$107,258	$61,836	$68,409	$237,503
Adjusted EBITDA %	23.5%	23.8%	23.7%	23.6%	20.5%	22.1%	23.3%	23.8%	22.9%
Pumps & Process Solutions:
Segment earnings (EBIT)	$123,645	$138,632	$262,277	$66,079	$67,702	$133,781	$89,786	$81,709	$305,276
Rightsizing and other (benefits) costs	(2,006)	899	(1,107)	3,846	4,691	8,537	1,771	3,128	13,436
Adjusted EBIT - Segment	121,639	139,531	261,170	69,925	72,393	142,318	91,557	84,837	318,712
Adjusted EBIT %	30.8%	32.5%	31.7%	21.9%	23.4%	22.6%	26.3%	24.4%	24.1%
Adjusted D&A [1]	16,926	16,866	33,792	16,230	16,816	33,046	17,206	17,565	67,817
Adjusted EBITDA - Segment	$138,565	$156,397	$294,962	$86,155	$89,209	$175,364	$108,763	$102,402	$386,529
Adjusted EBITDA %	35.1%	36.5%	35.8%	27.0%	28.9%	27.9%	31.3%	29.5%	29.2%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$38,117	$48,971	$87,088	$23,529	$11,459	$34,988	$40,159	$27,725	$102,872
Rightsizing and other (benefits) costs	(38)	2,539	2,501	704	6,016	6,720	(971)	726	6,475
(Gain) loss on disposition [2]	—	—	—	(6,551)	781	(5,770)	557	—	(5,213)
Adjusted EBIT - Segment	38,079	51,510	89,589	17,682	18,256	35,938	39,745	28,451	104,134
Adjusted EBIT %	10.2%	12.0%	11.2%	5.7%	6.2%	5.9%	10.8%	8.3%	7.9%
Adjusted D&A [1]	11,745	12,077	23,822	11,548	11,421	22,969	12,081	11,491	46,541
Adjusted EBITDA - Segment	$49,824	$63,587	$113,411	$29,230	$29,677	$58,907	$51,826	$39,942	$150,675
Adjusted EBITDA %	13.4%	14.8%	14.1%	9.4%	10.1%	9.7%	14.1%	11.7%	11.4%
Total Segments:
Segment earnings (EBIT) [3]	$354,013	$389,825	$743,838	$263,682	$212,123	$475,805	$313,364	$287,593	$1,076,762
Rightsizing and other costs	2,715	9,927	12,642	6,668	15,217	21,885	4,889	17,397	44,171
(Gain) loss on disposition [2]	—	—	—	(6,551)	781	(5,770)	557	—	(5,213)
Adjusted EBIT - Segment [4]	356,728	399,752	756,480	263,799	228,121	491,920	318,810	304,990	1,115,720
Adjusted EBIT % [4]	19.1%	19.7%	19.4%	15.9%	15.2%	15.6%	18.2%	17.1%	16.7%
Adjusted D&A [1]	67,663	67,297	134,960	65,008	64,966	129,974	67,761	67,675	265,410
Adjusted EBITDA - Segment [4]	$424,391	$467,049	$891,440	$328,807	$293,087	$621,894	$386,571	$372,665	$1,381,130
Adjusted EBITDA % [4]	22.7%	23.0%	22.9%	19.9%	19.5%	19.7%	22.1%	20.9%	20.7%

[1] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
2 Q1, Q2, Q3, and FY 2020 includes a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain on the sale of a business for AMS Chino, respectively.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[4] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2021
	Q2	Q2 YTD
Organic
Engineered Products	25.4%	12.9%
Fueling Solutions	24.9%	13.4%
Imaging & Identification	20.2%	11.4%
Pumps & Process Solutions	33.6%	25.8%
Refrigeration & Food Equipment	43.5%	30.5%
Total Organic	29.7%	18.7%
Acquisitions	1.3%	1.3%
Dispositions	—%	(0.2)%
Currency translation	4.5%	3.8%
Total*	35.5%	23.6%
* Totals may be impacted by rounding.

2021
Q2
Organic
United States	25.0%
Other Americas	49.6%
Europe	29.8%
Asia	37.6%
Other	43.0%
Total Organic	29.7%
Acquisitions	1.3%
Dispositions	—%
Currency translation	4.5%
Total*	35.5%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2021 Guidance for Earnings per Share (GAAP)	$6.45		$6.55
Acquisition-related amortization, net		0.74
Rightsizing and other costs, net		0.11
2021 Guidance for Adjusted Earnings per Share (Non-GAAP)	$7.30		$7.40

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
Net Cash Flows Provided By (Used In):
Operating activities	$177,184	$260,073	$437,257	$75,863	$271,809	$347,672	$339,247	$417,891	$1,104,810
Investing activities	(29,572)	(121,631)	(151,203)	(230,511)	(67,763)	(298,274)	(64,724)	(118,381)	(481,379)
Financing activities	(124,239)	(75,949)	(200,188)	280,954	(67,458)	213,496	(496,832)	(222,954)	(506,290)

Quarterly Free Cash Flow (Non-GAAP)

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
Cash flow from operating activities[1]	$177,184	$260,073	$437,257	$75,863	$271,809	$347,672	$339,247	$417,891	$1,104,810
Less: Capital expenditures	(31,260)	(41,971)	(73,231)	(40,172)	(38,999)	(79,171)	(44,393)	(42,128)	(165,692)
Free cash flow	$145,924	$218,102	$364,026	$35,691	$232,810	$268,501	$294,854	$375,763	$939,118

Free cash flow as a percentage of revenue	7.8%	10.7%	9.3%	2.2%	15.5%	8.5%	16.9%	21.1%	14.1%

Free cash flow as a percentage of net earnings	62.7%	82.5%	73.2%	20.2%	186.6%	89.2%	147.2%	206.3%	137.4%

1 FY 2020 cash flow from operating activities reflects benefits from permitted deferrals of tax payments, most significantly in Q2, Q3, and Q4 and advanced payments on contracts, most significantly in Q3.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2021			2020
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2020
BOOKINGS

Engineered Products	$528,310	$497,200	$1,025,510	$414,972	$278,373	$693,345	$381,139	$484,002	$1,558,486
Fueling Solutions	422,668	453,146	875,814	373,070	311,498	684,568	383,902	403,400	1,471,870
Imaging & Identification	293,614	299,608	593,222	272,604	221,315	493,919	266,423	304,756	1,065,098
Pumps & Process Solutions	551,365	521,010	1,072,375	369,403	275,872	645,275	323,801	365,262	1,334,338
Refrigeration & Food Equipment	537,326	606,545	1,143,871	355,157	326,400	681,557	449,549	379,393	1,510,499
Intra-segment eliminations	(863)	(498)	(1,361)	(375)	(460)	(835)	(926)	(425)	(2,186)
Total consolidated bookings	$2,332,420	$2,377,011	$4,709,431	$1,784,831	$1,412,998	$3,197,829	$1,803,888	$1,936,388	$6,938,105

BACKLOG

Engineered Products	$562,557	$613,517		$453,867	$378,874		$373,458	$463,701
Fueling Solutions	238,822	256,497		211,518	199,305		204,574	201,521
Imaging & Identification	198,556	206,125		170,119	168,904		171,158	192,785
Pumps & Process Solutions	539,097	634,477		397,969	379,090		361,631	390,238
Refrigeration & Food Equipment	677,309	854,188		356,133	390,368		472,140	510,498
Intra-segment eliminations	(544)	(262)		(159)	(367)		(269)	(192)
Total consolidated backlog	$2,215,797	$2,564,542		$1,589,447	$1,516,174		$1,582,692	$1,758,551

Bookings Growth Factors

	2021
	Q2	Q2 YTD
Organic
Engineered Products	73.5%	44.4%
Fueling Solutions	33.5%	19.2%
Imaging & Identification	26.6%	12.0%
Pumps & Process Solutions	81.7%	59.7%
Refrigeration & Food Equipment	83.1%	66.2%
Total Organic	61.2%	41.7%
Acquisitions	2.0%	1.8%
Dispositions	—%	(0.2)%
Currency translation	5.0%	4.0%
Total*	68.2%	47.3%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs, and a gain/loss on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs, and a 2020 gain/loss on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of net earnings equals free cash flow divided by net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.